Exhibit (s)

POWER OF ATTORNEY

We, the undersigned Trustees of AllianzGI Diversified Income & Convertible Fund (the “Trust”), hereby severally constitute and appoint each of Julian F. Sluyters, Lawrence G. Altadonna, Thomas J. Fuccillo and Richard H. Kirk, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Trust, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date
/s/ DEBORAH A. DECOTIS	Trustee	April 20, 2015
Deborah A. DeCotis

/s/ F. FORD DRUMMOND	Trustee	April 20, 2015
F. Ford Drummond

/s/ BRADFORD K. GALLAGHER	Trustee	April 20, 2015
Bradford K. Gallagher

/s/ JAMES A. JACOBSON	Trustee	April 20, 2015
James A. Jacobson

/s/ HANS W. KERTESS	Trustee	April 20, 2015
Hans W. Kertess

/s/ JAMES S. MACLEOD	Trustee	April 20, 2015
James S. MacLeod

/s/ WILLIAM B. OGDEN, IV	Trustee	April 20, 2015
William B. Ogden, IV

/s/ ALAN RAPPAPORT	Trustee	April 20, 2015
Alan Rappaport

/s/ DAVEY S. SCOON	Trustee	April 20, 2015
Davey S. Scoon

/s/ SUSAN M. KING	Trustee	April 20, 2015
Susan M. King

/s/ JULIAN SLUYTERS	Trustee	April 20, 2015
Julian Sluyters

/s/ LAWRENCE G. ALTADONNA	Treasurer and Principal Financial and Accounting Officer	April 20, 2015
Lawrence G. Altadonna